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                                                             Exhibit 11

               STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE

                                       Three Months Ended        Six Months Ended
                                          December 31,              December 31

                                      1993         1992          1993         1992
Net income per share
was computed as follows:

Primary:
  1)  Net income                 $ 1,509,914  $ 1,261,916   $ 2,747,461  $ 1,970,288

  2)  Weighted average
      common shares
      outstanding                  5,963,312    5,946,868     5,954,797    5,959,123


  3)  Incremental shares
      under stock options
      computed under the
      treasury stock
      method using the
      average market price
      of issuer's common
      stock during the
      periods                         94,467       11,463        56,224       12,511

  4)  Weighted average
      common and common
      equivalent shares
      outstanding                  6,057,779      5,958,331       6,011,021     5,971,634


  5)  Net income per share
      (item 1 divided by
      item 4)                    $       .25  $       .21   $       .46  $       .33

Fully diluted:

  1)  Net income                 $ 1,509,914  $ 1,261,916   $ 2,747,461  $ 1,970,288

  2)  Weighted average
      common shares
      outstanding                  5,963,312    5,946,868     5,954,797    5,959,123

  3)  Incremental shares
      under stock options
      computed under the
      treasury stock











      method using the
      market price of
      issuer's common at
      the end of the periods
      if higher than the
      average market price           160,463       23,010       152,085       23,799

  4)  Weighted average
      common and common
      equivalent shares
      outstanding                  6,123,775    5,969,878     6,106,882    5,982,922

  5)  Net income per share
      (item 1 divided by
      item 4)                    $       .25  $       .12   $       .45  $       .33
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Securities Exchange Commission
450 5th Street, N.W.
Washington, D. C.  20549